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NationsBank                       Tel 713 247-6160
Energy Finance Division           Fax 713 247 6568
P. O. Box 2518
Houston, TX 77252-2518


NATIONSBANK




March 24, 1997


Union Texas Britannia Limited
5th Floor Bowater House
68/114 Knightsbridge
London SWIX 7LR, England

Dear Sirs:

We refer to the Agreement (as from time to time amended, varied, novated or supplemented, the "Facility Agreement") dated 26th May 1995 and made between Union Texas Britannia Limited as Borrower, The Chase Manhattan Bank (formerly Chemical Bank) as Arranger, NationsBank, N.A. (formerly NationsBank, N.A. (Carolinas)) and National Westminster Bank Plc as Co-Arrangers, NationsBank, N.A. (formerly NationsBank, N.A. Carolinas)) as Facility Agent, NationsBank, N.A. (formerly NationsBank, N.A. (Carolinas)) and The Chase Manhattan Bank (formerly Chemical Bank) as Technical Agents, National Westminster Bank Plc as Funding Agent, National Westminster Bank Plc as Account Bank and the financial institutions named therein as Banks and Hedge Counterparties. Terms defined in the Facility Agreement shall have the same meanings in this letter.

We write to you as Facility Agent (on behalf of the Beneficiaries and for ourselves) having received the prior written consent of all of the Banks to agree with you the amendments to the Facility Agreement set out herein.

With effect on and from the date of countersignature of this letter by you, the Facility Agreement shall be amended as follows:

         (a) in Clause 1.1 thereof the words in paragraph (i) of the definition of "Applicable Margin" "0.875% (zero point eight seven five per cent.)" shall be deleted and replaced by the words "0.75% (zero point seven five per cent.)";

         (b) in Clause 1.1 thereof the words in paragraph (ii) of the definition of "Applicable Margin" "0.75% (zero point seven five per cent.)" shall be deleted and replaced by the words
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                 "0.625% (zero point six two five per cent.)"; and

         (c) in Clause 37.1 thereof the words "zero point three five per cent. (0.35%)" shall be deleted and replaced by the words "0.3% (zero point three per cent.)".

The Facility Agreement shall continue in full force and effect in accordance with its terms save only as amended by this letter.

This letter shall be governed by and construed in accordance with English law.

The provisions of Clause 54 of the Facility Agreement shall be deemed to be incorporated in this letter mutatis mutandis provided that references therein to "this Agreement" shall be references to this letter and references to "Clause 54.1" shall be a reference to the relevant paragraph of such Clause 54 as deemed to be incorporated in this letter.

Please countersign and date this letter as evidence of your agreement to and acceptance of the terms set out herein.

Yours faithfully,


/s/ PAUL A. SQUIRES
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For and on behalf of NationsBank, N.A.
Paul A. Squires
Vice President



Accepted and agreed on March 24, 1997


/s/ JOHN KENNEDY
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For and on behalf of Union Texas Britannia Limited